Exhibit 99.1

CESCA THERAPEUTICS APPOINTS MARK BAGNALL TO ITS BOARD OF DIRECTORS

RANCHO CORDOVA, CA, June 20, 2016 -- Cesca Therapeutics Inc. (NASDAQ: KOOL), an autologous cell-based regenerative medicine company, today announced that Mr. Mark Bagnall has been appointed to the Company’s Board of Directors, effective July 1, 2016.

“I am excited about joining Cesca’s Board of Directors and look forward to working with the Board and leadership team to help guide the Company as they continue to develop their novel cell-based therapies,” commented Mark Bagnall. “I believe that Cesca can make a significant impact in the field of regenerative medicine as they advance their clinical trial activities.”

Mr. Bagnall has more than 20 years of experience in senior management positions in both public and private biotechnology companies, during which time he has successfully negotiated and managed multiple M&A transactions, raised more than $250 million in equity and debt financings, and completed numerous licensing agreements.

Mr. Bagnall is the Co-Founder of Naia Pharmaceuticals where he currently serves as Director, Chief Financial Officer and Chief Operating Officer. He serves as Chairman of the Board of XCR Diagnostics and as a director on the Board of Directors of Ativa Medical. Prior to founding Naia, Mr. Bagnall served as President, Chief Executive Officer and a member of the Board of Directors of GenturaDx, a global molecular diagnostics company, until its successful sale to Luminex Corporation in 2012. He has also served as the Executive Vice president and member of the Board of Directors of ADVENTRX Pharmaceuticals.

“We are pleased to have Mark join our Board of Directors. His wide breadth of experience both as a CEO and CFO, in parallel with his entrepreneurial background, will be invaluable as we seek to position the Company as a leader in autologous cell-based therapies,” stated Craig Moore, Cesca’s Chairman. “With the recent submission of the IDE supplement for our pivotal CLI trial, it is critical that we continue to strategically plan for the anticipated launch of our revamped trial.”

About Cesca Therapeutics Inc.

Cesca Therapeutics Inc. (www.cescatherapeutics.com) is engaged in the research, development, and commercialization of cellular therapies and delivery systems for use in regenerative medicine. The Company is a leader in the development and manufacture of automated blood and bone marrow processing systems that enable the separation, processing and preservation of cell and tissue therapeutics. These include:

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The SurgWerks™ System (in development) - a proprietary system comprised of the SurgWerks Processing Platform, including devices and analytics, and indication-specific SurgWerks Procedure Kits for use in regenerative stem cell therapy at the point-of-care for vascular and orthopedic diseases.

●	The CellWerks™ System (in development) - a proprietary cell processing system with associated analytics for intra-laboratory preparation of adult stem cells from bone marrow or blood.
●	The AutoXpress® System (AXP®) - a proprietary automated device and companion sterile disposable for concentrating hematopoietic stem cells from cord blood.
●	The MarrowXpress™ System (MXP™) - a derivative product of the AXP and its accompanying sterile disposable for the isolation and concentration of hematopoietic stem cells from bone marrow.
●	The BioArchive® System - an automated cryogenic device used by cord blood banks for the cryopreservation and storage of cord blood stem cell concentrate for future use.
●	Manual bag sets for use in the processing and cryogenic storage of cord blood.

Forward-Looking Statements and Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes statements of future expectations and other forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current views and assumptions, speak only as of the date hereof and are subject to change. Forward-looking statements can often be identified by words such as “may,” “could,” “potential,” “continue,” and similar expressions and include, but are not limited to, statements regarding research and product commercialization. These forward-looking statements are not guarantees of future results and are subject to known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially and adversely from those expressed or implied in such statements. A more complete description of risks that could cause actual events to differ from the outcomes predicted by these forward-looking statements is set forth under the caption "Risk Factors" in the Company’s Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q, and in other reports filed with the Securities and Exchange Commission from time to time. Readers should consider each of those factors when evaluating the forward-looking statements. Cesca undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact: Cesca Therapeutics Inc.

ir@cescatherapeutics.com

Investor Contact: The Ruth Group

Lee Roth / Tram Bui

646-536-7012 / 7035

lroth@theruthgroup.com / tbui@theruthgroup.com